EXHIBIT 24.1

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Coyle and Angela M. Kelley, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-4 for registration of shares of common stock of Heartland Financial USA, Inc. to be issued in connection with a merger of First Bank Lubbock Bancshares, Inc. with and into Heartland Financial USA, Inc., and any and all amendments to such Registration Statements, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be signed in several counterparts.
IN WITNESS WHEREOF, this Power of Attorney has been signed below as of this 19th day of March, 2018, by the following persons:

Signature	Title

/s/ Lynn B. Fuller	Chairman of the Board, Chief Executive Officer and Director
Lynn B. Fuller	(principal executive officer)

/s/ Bryan R. McKeag	Executive Vice President and Chief Financial Officer (principal
Bryan R. McKeag	financial officer)

/s/ Janet M. Quick	Executive Vice President and Deputy Chief Financial Officer
Janet M. Quick	(principal accounting officer)

/s/ John W. Cox, Jr.	Director
John W. Cox, Jr.

/s/ Mark C. Falb	Director
Mark C. Falb

/s/ Thomas L. Flynn	Director
Thomas L. Flynn

/s/ Bruce K. Lee	Director
Bruce K. Lee

/s/ R. Michael McCoy	Director
R. Michael McCoy

/s/ Kurt M. Saylor	Director
Kurt M. Saylor

/s/ John K. Schmidt	Director
John K. Schmidt

/s/ Duane E. White	Director
Duane E. White